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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2010

SUN HYDRAULICS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-21835	59-2754337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West University Parkway, Sarasota, Florida		34243
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 941-362-1200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

Sun Hydraulics Corporation (“the Company”) appointed Mayer Hoffman McCann P.C. – KRMT Tampa Bay Division as the Company’s new auditor as approved by the Audit Committee of the Board of Directors on December 3, 2010. The Company was notified that the shareholders of Kirkland, Russ, Murphy & Tapp, P.A. (“KRMT”), the independent registered public accounting firm engaged by the Company on April 13, 2010, became shareholders of Mayer Hoffman McCann P.C. pursuant to an asset purchase agreement effective November 1, 2010. KRMT now operates under the name Mayer Hoffman McCann P.C.

During the Company’s two most recent fiscal years ended January 2, 2010, and through the date of this Current Report on Form 8-K, the Company did not consult with Mayer Hoffman McCann P.C. regarding any of the matters or reportable events set forth in Item 304 (a)(2) (i) and (ii) of Regulation S-K.

The audit reports of KRMT on the consolidated financial statements of the Company as of, and for the year ended January 2, 2010, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified, or modified, as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended January 2, 2010, and December 27, 2008, and through the date of this Current Report on Form 8-K, there were (i) no disagreements between the Company and KRMT on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KRMT, would have caused KRMT to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, or for any reporting period, since the Company’s last fiscal year end and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided KRMT a copy of the disclosures in the Form 8-K and has requested that KRMT furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not KRMT agrees with the Company’s statements in this Item 4.01. A copy of the letter dated December 3, 2010, furnished by KRMT in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 3, 2010, the Compensation Committee of the Registrant approved annual salaries for three of the Registrant’s executive officers, effective February 1, 2011, as follows: Allen J. Carlson, President and Chief Executive Officer ($402,500); Tricia Fulton, Chief Financial Officer ($170,000); and Tim A. Twitty, Officer, Operations ($172,000).

Item 8.01 Other Events

On December 6, 2010, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the declaration of a $0.09 per share cash dividend on its common stock, payable on January 15, 2011, to shareholders of record as of December 31, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Kirkland, Russ, Murphy & Tapp P.A. to the U.S. Securities and Exchange Commission, dated as of December 3, 2010, stating its agreement with the statements made in this report.

99.1	Press release dated December 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN HYDRAULICS CORPORATION

By:	/s/ Tricia L. Fulton
Tricia L. Fulton
Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: December 8, 2010